UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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April    , 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Scientific Games Corporation to be held at 10:00 a.m. on Thursday, June 7, 2007, at the Regency Hotel, 540 Park Avenue, New York, New York.

At the Annual Meeting, you will be asked to elect directors, to ratify the appointment of the independent auditor and to approve an amendment to the Company’s Restated Certificate of Incorporation. These matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement.

Whether you plan to attend in person or not, it is important that your shares be represented and voted at the Annual Meeting. Therefore, regardless of the number of shares you own, please complete, sign, date and mail the enclosed proxy card in the return envelope provided. Most stockholders will also be able to vote by telephone or over the Internet. Please refer to your proxy card to see which options are available to you.

I look forward to seeing you at the Annual Meeting.

Sincerely,

A. Lorne Weil
Chairman of the Board

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Scientific Games Corporation will be held at 10:00 a.m. on Thursday, June 7, 2007, at the Regency Hotel, 540 Park Avenue, New York, New York, for the following purposes:

1.                To elect ten members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

2.                To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2007.

3.                To approve an amendment to the Company’s Restated Certificate of Incorporation to include securities ownership restriction provisions in connection with the requirements of our gaming businesses.

4.                To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 20, 2007 are entitled to receive notice of and to vote at the meeting and any adjournment thereof. A list of the holders will be open to the examination of stockholders for ten days prior to the date of the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the office of the Secretary of the Company at 750 Lexington Avenue, 25th Floor, New York, New York, and will be available for inspection at the meeting itself.

Whether you plan to be personally present at the meeting or not, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope or, if available to you, submit your proxy by telephone or over the Internet. If you later desire to revoke your proxy, you may do so at any time before it is exercised, in the manner described in the enclosed Proxy Statement.

By Order of the Board of Directors
Ira H. Raphaelson
Vice President, General Counsel and Secretary
Dated: April __, 2007

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York  10022

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Scientific Games Corporation (“Scientific Games,” the “Company,” “we” or “us”) of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, June 7, 2007, at 10:00 a.m. at the Regency Hotel, 540 Park Avenue, New York, New York, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

It is expected that this Proxy Statement and enclosed form of proxy will be mailed to stockholders beginning on or about April    , 2007. The Annual Report for the fiscal year ended December 31, 2006 is also being mailed to stockholders with this Proxy Statement.

Stockholders Entitled to Vote

All stockholders of record at the close of business on April 20, 2007 are entitled to vote at the meeting. At the close of business on April 20, 2007, a total of      shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.

Voting Procedures

If you are the record holder of your shares, you can vote in person at the meeting or by proxy in one of the following three ways:

1.          Vote by Mail:   Complete, sign, date and return your proxy card in the enclosed postage-paid envelope.

2.          Vote by Telephone:   Call the toll-free number 1-800-proxies. You will need to provide the control number printed on your proxy card and follow the instructions on your card and the voice prompts.

3.          Vote over the Internet:   Go to the website www.voteproxy.com. You will need to provide the control number printed on your proxy card and follow the instructions on your card and the website.

If you vote by telephone or over the Internet, do not return your proxy card.

If you are not the record holder of your shares (i.e., they are held in “street” name by a broker, bank or other nominee), you will receive instructions from the record holder asking you how you wish to vote. Telephone and Internet voting will be offered by most brokers and banks. Please refer to the proxy form and other information provided by the record holder to see which voting options are available to you. If you wish to vote your shares in person at the meeting, you must first obtain a proxy issued in your name from the record holder.

Voting of Proxies

All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the recommendations of the Board, which are as follows:

•       FOR election of the nominated directors (Proposal 1);

•       FOR ratification of the appointment of the independent auditor (Proposal 2); and

•       FOR adoption of the amendment to the Restated Certificate of Incorporation (Proposal 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Changing Your Vote

A proxy may be revoked at any time prior to its being voted by delivering written notice to the Secretary of the Company, by delivering a properly executed later-dated proxy (including by telephone or over the Internet), or by voting in person at the meeting.

Quorum

The presence, in person or by proxy, of the stockholders of a majority of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.

Vote Required

Assuming a quorum is present, directors will be elected by a plurality of the votes cast in person or by proxy at the meeting.

The proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting.

The proposal to amend the Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares entitled to vote at the meeting.

Effect of Abstentions

If you vote “abstain” (rather than vote “for” or “against”) with respect to a proposal, your shares will count as present for purposes of determining whether a quorum is present but will have the effect of a negative vote on matters other than the election of directors.

Effect of Broker Non-Votes

If any broker “non-votes” occur at the meeting with respect to your shares, the broker “non-votes” will count for purposes of determining whether a quorum is present but not for purposes of determining the number of votes cast with respect to a particular proposal. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received instructions from the owner. Brokers have discretionary voting power under the rules governing brokers to vote without instructions from the beneficial owner on certain “routine” items such as the election of directors and the ratification of the appointment of the independent auditor (Proposals 1 and 2) and, accordingly, your shares may be voted by your broker on Proposals 1 and 2.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

The Board of Directors has nominated for election to the Board the ten persons named below to serve for a one-year term and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Four of the nominees, Messrs. Ronald O. Perelman, Howard Gittis, Barry F. Schwartz and Peter A. Cohen, were designated for election to the Board by MacAndrews & Forbes Holdings Inc., our largest stockholder, pursuant to its rights under a stockholders’ agreement with us (discussed more fully below). All of the nominees are presently directors of the Company.

The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies in the enclosed proxy will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxies. All of the nominees have indicated a willingness to serve as directors, but if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board.

The name, age, business experience and certain other information regarding each of the nominees for director are set forth below.

Name	Age	Position with the Company	Director Since
A. Lorne Weil	61	Chairman and Chief Executive Officer (1)	1989
Peter A. Cohen	60	Director and Vice Chairman (1)	2000
Gerald J. Ford	62	Director (2)(3)	2005
Howard Gittis	73	Director (2)(4)	2003
Ronald O. Perelman	64	Director (1)	2003
Michael J. Regan	65	Director (5)	2006
Barry F. Schwartz	58	Director (3)(5)	2003
Eric M. Turner	51	Director (3)(4)	2002
Sir Brian G. Wolfson	71	Director (5)	1988
Joseph R. Wright, Jr.	68	Director (2)(4)	2004

(1)             Member of Executive and Finance Committee

(2)             Member of Nominating and Corporate Governance Committee

(3)             Member of Compliance Committee

(4)             Member of Compensation Committee

(5)             Member of Audit Committee

A. Lorne Weil has been Chairman of our Board since October 1991 and our Chief Executive Officer since April 1992. Mr. Weil also served as our President from August 1997 to June 2005. Mr. Weil was President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries, from 1979 to November 1992. Previously, Mr. Weil was Vice President of Corporate Development at General Instrument Corporation, working with wagering and cable systems.

Peter A. Cohen has been Vice Chairman of our Board since February 2003. Mr. Cohen is a founding partner and principal of Ramius Capital Group, LLC, a private investment management firm formed in 1994. From November 1992 to May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was also Chairman of Republic’s subsidiary, Republic New York Securities Corporation. Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. Mr. Cohen is a director of L-3 Communications Holdings, Inc.

Gerald J. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 30 years. Mr. Ford served as Chairman of the Board and Chief Executive Officer of Golden State Bancorp Inc. from September 1998 until its merger with Citigroup Inc. in November 2002. Mr. Ford is Chairman of the Board of First Acceptance Corporation and a director of Freeport-McMoRan Copper & Gold Inc., McMoRan Exploration Co. and Affordable Residential Communities, Inc.

Howard Gittis has been Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes Holdings Inc., a diversified holding company, and various affiliates since 1985 and has been Chairman, President and Chief Executive Officer of M & F Worldwide Corp. since 2000. Prior to joining MacAndrews & Forbes, Mr. Gittis was a partner at the Philadelphia law firm of Wolf, Block, Schorr and Solis-Cohen where he had served as Chairman of the Executive Committee. Mr. Gittis is a director of Jones Apparel Group, Inc., M & F Worldwide Corp., Panavision Inc. and Revlon, Inc.

Ronald O. Perelman has been Chairman and Chief Executive Officer of MacAndrews & Forbes Holdings Inc., a diversified holding company, and various affiliates since 1980. Mr. Perelman is Chairman of the Board of Revlon Consumer Products Corporation and Revlon, Inc., Co-Chairman of the Board of Panavision Inc., a member of the board of managers of Allied Security Holdings LLC and REV Holdings LLC and a director of M & F Worldwide Corp.

Michael J. Regan is a former Vice Chairman and Chief Administrative Officer of KPMG LLP and was the lead audit partner for many Fortune 500 companies during his 40 year tenure with KPMG. Mr. Regan is a member of the board of managers of Allied Security Holdings LLC and a director of Citadel Broadcasting Corporation.

Barry F. Schwartz has been Executive Vice President and General Counsel of MacAndrews & Forbes Holdings Inc., a diversified holding company, and various affiliates since 1993 and was Senior Vice President of MacAndrews & Forbes from 1989 to 1993. Prior to joining MacAndrews & Forbes, Mr. Schwartz was a partner at the Philadelphia law firm of Wolf, Block, Schorr and Solis-Cohen. Mr. Schwartz is a member of the board of managers of REV Holdings LLC and a director of Revlon Consumer Products Corporation.

Eric M. Turner has been an independent management consultant and advisor since 2003. Mr. Turner served as Senior Vice President of State Street Corporation, a financial services company, from 1996 to 2003. Mr. Turner was the executive director of the Massachusetts State Lottery Commission from 1992 to 1995. During his time at the Lottery Commission, Mr. Turner was elected to positions of Treasurer and Secretary of the North American Association of State and Provincial Lotteries, a professional association of North American lotteries. In 1991, Mr. Turner served as Deputy Treasurer of the Commonwealth of Massachusetts. Prior to that time, he was employed with Drexel Burnham Lambert for approximately six years, last serving as Corporate Vice President, Municipal Finance Department, from 1989 to 1990.

Sir Brian G. Wolfson served as Chairman of Wembley plc, a United Kingdom company involved in the sports and entertainment industries, from 1987 to 1995. Sir Brian served as Chairman of the Board of Kepner-Tregoe Inc. from 1999 to 2005. Sir Brian is a director of Natural Health Trends Corp.

Joseph R. Wright, Jr. has been Chairman of Intelsat Ltd., the world’s largest provider of satellite services, since July 2006. Mr. Wright served as Chief Executive Officer of PanAmSat Corporation from

August 2001 until it was combined with Intelsat in July 2006. Mr. Wright was the Chairman of GRC International, Inc. from 1996 to March 2000. He was Executive Vice President and Vice Chairman of W.R. Grace & Co. from 1989 to 1994. Mr. Wright was a member of President Reagan’s Cabinet as Director of the White House Office of Management and Budget (OMB) from 1988 to 1989 and was Deputy Director of OMB from 1982 to 1988. Mr. Wright is a director of Intelsat Ltd. and Terremark Worldwide, Inc.

Designees of MacAndrews & Forbes Holdings Inc.

Messrs. Perelman, Gittis, Schwartz and Cohen were designated for election to the Board by MacAndrews & Forbes Holdings Inc. pursuant to its rights under a stockholders’ agreement with us dated September 6, 2000, as supplemented by an agreement dated June 26, 2002 and by an agreement dated October 10, 2003. The stockholders’ agreement was originally entered into with holders of our Series A Convertible Preferred Stock in connection with the initial issuance of such Preferred Stock and provides for, among other things, the right of the holders to designate up to four members of our Board based on their ownership of Preferred Stock or the common stock issued upon conversion thereof. All of the Preferred Stock was converted into common stock in August 2004. MacAndrews & Forbes, which owned approximately 92% of the Preferred Stock prior to conversion and approximately 25% of our outstanding common stock following conversion, has the right to designate up to four directors based on its level of share ownership. The percentages that must be maintained in order to designate directors are as follows: (a) 20% to designate four directors; (b) 16% to designate three directors; (c) 9% to designate two directors; and (d) 4.6% to designate one director. Such percentages, in each case, are to be determined based on our fully diluted common stock subject to certain exclusions of common stock or other securities that may be issued in the future.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TEN NOMINEES

Information about the Board of Directors and Committees

Director Independence. The Board adopted Director Independence Guidelines as a basis for determining that individual directors are independent under the standards of the Nasdaq Stock Market. This determination, to be made annually, helps assure the quality of the Board’s oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will not qualify as independent if:

(1)         The director has been employed by the Company at any time within the past three years;

(2)         The director has an immediate family member who has been employed as an executive officer of the Company at any time within the past three years;

(3)         The director or an immediate family member of the director has received in excess of $100,000 during any period of twelve months within the past three years other than for Board or Board Committee service, payments arising from investments in the Company’s securities or, in the case of the family member, as compensation for employment other than as an executive officer;

(4)         The director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization which made payments to, or received payments from, the Company in the current or in any of the past three years that exceed the greater of 5% of the recipient’s consolidated gross revenues or $200,000;

(5)         The director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

(6)         The director or an immediate family member of the director is a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

In applying these standards, the Board determined that each of the nine non-employee directors qualifies as an independent director and none has a business or other relationship which would interfere with the director’s exercise of independent judgment. The non-employee directors are: Peter A. Cohen, Gerald J. Ford, Howard Gittis, Ronald O. Perelman, Michael J. Regan, Barry F. Schwartz, Eric M. Turner, Brian G. Wolfson and Joseph R. Wright, Jr. The full text of the Board’s Director Independence Guidelines can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

Code of Ethics.   The Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies. The full text of the Code can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

Corporate Governance Guidelines.   The Board of Directors adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, Board and Committee performance evaluations and management succession planning. The full text of the Guidelines can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

Lead Director Role.   The Board has designated Mr. Cohen, who serves as Vice Chairman of the Board and as Chairman of the Executive and Finance Committee of the Board, as the lead director to preside over executive sessions of the independent directors. The responsibilities of the lead director include facilitating communication between the independent directors and the Chairman and coordinating the activities of the independent directors. Mr. Cohen also provides assistance to the Board and the Committees of the Board in their evaluations of management’s performance and he carries out other duties that the Board assigns to him from time to time in areas of governance and oversight.

Board Meetings.   The Board of Directors held a total of ten meetings during 2006 including three executive sessions at which no members of management were present. All directors attended at least 75% of the total number of meetings of the Board and Committees of the Board on which they served during 2006.

Board Committees.   The Board of Directors has five Committees: the Audit Committee, the Compensation Committee, the Compliance Committee, the Executive and Finance Committee and the Nominating and Corporate Governance Committee. All Committees are comprised solely of independent directors with the exception of the Executive and Finance Committee. The Board has approved charters for every Board Committee which can be accessed through the Corporate Governance link on our website at www.scientificgames.com. The current membership for each Committee is as follows:

Audit Committee	Compensation Committee	Compliance Committee	Executive and Finance Committee	Nominating and Corporate Governance Committee
Michael J. Regan (Chair) Barry F. Schwartz Brian G. Wolfson	Howard Gittis (Chair) Eric M. Turner Joseph R. Wright, Jr.	Barry F. Schwartz (Chair) Gerald J. Ford Eric M. Turner	Peter A. Cohen (Chair) Ronald O. Perelman A. Lorne Weil	Joseph R. Wright, Jr. (Chair) Howard Gittis Gerald J. Ford

Audit Committee.   The Audit Committee is responsible for hiring the Company’s independent auditor and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent auditor, the Company’s internal accounting controls, the annual financial statements, the report and recommendations of the independent auditor, the scope of the audit, and the qualifications and independence of the auditor. The Board has determined that each member of the Audit Committee is independent under the listing standards of the Nasdaq Stock Market and that Mr. Regan qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (SEC). The Audit Committee held thirteen meetings during 2006.

Compensation Committee.   The Compensation Committee sets the compensation of the Chief Executive Officer and other senior executives of the Company, administers the equity incentive plans and executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs, and makes recommendations to the Board with regard to the adoption of new employee benefit plans and equity incentive plans and with respect to the compensation program for non-employee directors. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the Nasdaq Stock Market. The Compensation Committee held six meetings during 2006.

Compliance Committee.   The Compliance Committee is responsible for providing oversight and guidance to the Company’s compliance program with respect to compliance with laws and regulations applicable to the business of the Company, including gaming laws, and with respect to compliance with the Code of Conduct by employees, officers, directors and other representatives of the Company. The Board has determined that each member of the Compliance Committee is independent under the listing standards of the Nasdaq Stock Market. The Compliance Committee held seventeen meetings during 2006.

Executive and Finance Committee.   The Executive and Finance Committee has broad authority to act on behalf of the Board in the management of the business and affairs of the Company between regular meetings of the Board and assists the Board in implementing Board policy decisions. The Executive and Finance Committee did not hold meetings during 2006.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices and overseeing the annual self-assessment of the Board and its committees. The Board has determined that each member of the Committee is independent under the listing standards of the Nasdaq Stock Market. The Committee held five meetings during 2006.

The Nominating and Corporate Governance Committee does not have a set of minimum, specific qualifications that must be met by a candidate for director and will consider individuals suggested as candidates by stockholders. A stockholder wishing to propose a nominee for director should submit a recommendation in writing to the Company’s Secretary at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. The Committee will review the candidate’s background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. In prior years, candidates have been identified through recommendations made by directors, the Chief Executive Officer and other third parties. The Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future.

Stockholder Communications with Directors.   Stockholders may communicate with the Board of Directors or an individual director by sending a letter to the Board or to a director’s attention care of the Secretary of the Company at Scientific Games Corporation, 750 Lexington Avenue, 25th Floor, New York, New York, 10022. The Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.

Attendance at Stockholders’ Meetings.   The Company encourages directors to attend the annual stockholders’ meeting. Last year, eight of the ten directors on the Board attended the annual meeting.

[Directors’ Compensation—To be included in Definitive Proxy Statement]

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in their ownership with the SEC. Based on a review of the copies of the reports that our directors, officers and ten percent holders filed with the SEC and on the representations made by such persons, we believe all applicable filing requirements were met during fiscal 2006.

Security Ownership

The following table sets forth certain information as of March 31, 2007 as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, each of our directors, each of our named executive officers, and all of our directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

	Shares of Common Stock
Name	Number (1)		Percent (1)
MacAndrews & Forbes Holdings Inc.	25,915,089	(2)	28.03%
35 East 62nd Street New York, NY 10021
RS Investment Management Co. LLC	6,429,919	(3)	6.95%
388 Market Street San Francisco, CA 94111
A. Lorne Weil	2,354,215	(4)	2.50%
Peter A. Cohen	1,071,871	(5)	1.16%
Gerald J. Ford	113,300		*
Howard Gittis	51,332		*
Ronald O. Perelman	25,956,421	(6)	28.06%
Michael J. Regan	10,000		*
Barry F. Schwartz	46,332		*
Eric M. Turner	2,927		*
Brian G. Wolfson	9,378		*
Joseph R. Wright, Jr.	27,051		*
DeWayne E. Laird	41,483		*
Michael R. Chambrello	131,659		*
Ira H. Raphaelson	52,591		*
Cliff O. Bickell(7)	—		—
Martin E. Schloss(7)	6,667		*
All directors and executive officers as a group (consisting of 19 persons)	30,175,805	(8)	31.76%

*                    Represents less than 1% of the outstanding shares of common stock.

(1)          In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of March 31, 2007 through the exercise or conversion of stock options, restricted stock units or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person.  The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of March 31, 2007:

Mr. Weil, 1,897,000 options; Mr. Cohen, 62,500 options; Mr. Ford, 12,500 options; Mr. Gittis, 37,500 options; Mr. Perelman, 37,500 options; Mr. Regan, 10,000 options; Mr. Schwartz, 37,500 options; Mr. Turner, 1,500 options; Mr. Wright, 25,000 options; Mr. Laird, 27,400 options and 12,000 restricted stock units; Mr. Chambrello, 108,400 options; and Mr. Raphaelson, 40,000 options.

(2)          Consists of 25,915,089 shares held by SGMS Acquisition Corporation, a holding company owned by MacAndrews & Forbes Holdings Inc., whose chairman, chief executive officer and sole stockholder is Mr. Perelman, with respect to which 22,687,500 of the shares are subject to pledge agreements. A Schedule 13D was jointly filed with the SEC by SGMS Acquisition Corporation and MacAndrews & Forbes Holdings Inc. on November 26, 2003, and amended, most recently, on February 16, 2007.

(3)          Based on a Schedule 13G jointly filed with the SEC on February 9, 2007 by RS Investment Management Co. LLC, a registered investment adviser, and its parent companies, Guardian Investor Services LLC, a registered investment adviser, and Guardian Life Insurance Company of America, a life insurance company.

(4)          Includes 214,505 shares held for Mr. Weil’s deferred compensation account by a grantor trust established in connection with the Company’s deferred compensation plan and 125,600 shares subject to a pledge agreement. Mr. Weil’s reported holdings do not include 757,299 shares held in family trusts for which he does not serve as trustee and disclaims beneficial ownership.

(5)          Includes 5,900 shares held by members of Mr. Cohen’s immediate family, 750,000 shares held by Ramius Securities, LLC and 129,500 shares held by third party accounts managed by Ramius Securities, LLC. Mr. Cohen is one of three managing members of C4S & Co., LLC, the sole managing member of Ramius Capital Group, LLC, which is the parent company of Ramius Securities, LLC. Accordingly, Mr. Cohen may be deemed to beneficially own all of the securities held by Ramius Securities, LLC and the third party accounts. Mr. Cohen disclaims beneficial ownership of such securities.

(6)          Includes the 25,915,089 shares reported in footnote 2 above which may be deemed to be beneficially owned by Mr. Perelman, the chairman, chief executive officer and sole stockholder of MacAndrews & Forbes Holdings Inc. Mr. Perelman’s address is 35 East 62nd Street, New York, NY 10021.

(7)          Messrs. Bickell and Schloss were among the “named executive officers” for 2006 but are no longer executive officers.

(8)          Includes 2,544,284 shares issuable upon exercise of stock options and 16,000 issuable upon vesting of restricted stock units.

[EXECUTIVE COMPENSATION—To be included in Definitive Proxy Statement]

Certain Relationships and Related Person Transactions

Under a consulting agreement dated March 8, 1997, as amended through October 2002, our subsidiary, MDI Entertainment Inc., retains 1010 Productions, Inc. to provide services in the areas of trade show activities, software development, systems design, purchasing and product fulfillment. The firm is compensated at a rate of $11,000 per month and is reimbursed for out-of-pocket expenses which were approximately $22,900 in 2006. Linda Kesterson-Saferin, the president and sole shareholder of 1010 Productions, Inc., is the spouse of Steven Saferin, our Vice President of Properties who also serves as President of MDI Entertainment, Inc.

We have employed Eric Pullman, the brother-in-law of Mr. Schloss, as President of Autotote Enterprises, our Connecticut OTB business, since October 2004. Mr. Pullman was paid approximately $300,000 during 2006.

Policies and Procedures for Approval of Transactions with Related Persons

The Audit Committee, with assistance from the General Counsel, is responsible for reviewing and approving related person transactions which are subject to SEC disclosure requirements, including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons. The Company’s policy is not to enter into a related person transaction unless both the Audit Committee and the Board of Directors approve the transaction as specified in the Audit Committee’s charter. Transactions with related persons at lower thresholds as well as certain material changes in previously approved relationships also require the Committee’s approval.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at www.scientificgames.com.

The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2006 with management and Deloitte & Touche LLP, the independent auditor for the Company. The Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Deloitte & Touche LLP its independence from the Company. The Committee also considered whether the provision of tax services and other non-audit services by Deloitte & Touche LLP are compatible with maintaining auditor independence.

Based on these reviews and discussions and in reliance thereon, the Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee
Michael J. Regan, Chairman Barry F. Schwartz Sir Brian G. Wolfson

Fees Paid to Independent Auditor

Deloitte & Touche LLP billed the following fees for professional services rendered in respect of the Company’s fiscal years ended December 31, 2005 and 2006:

	2005 Fees	2006 Fees
Audit Fees:	$1,888,000	$1,926,000
Audit Related Fees:	$658,000	$680,000
Tax Fees:	$1,507,000	$1,503,000
All Other Fees:	0	0

The Audit Fees listed above were billed in connection with the audit of our consolidated financial statements for the fiscal year and the review of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year and for services provided in connection with the requirements of the Sarbanes-Oxley Act of 2002. The Audit Related Fees listed above were billed for accounting consultations and audits in connection with acquisitions and in connection with filings with the Securities and Exchange Commission. The Tax Fees listed above were billed for tax compliance, planning and advice, including with respect to proposed and consummated acquisitions and the integration of recently acquired businesses.

Pre-Approval Policy for Services Performed by Independent Auditor

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Committee must give prior approval for any amount or type of service within four categories—audit, audit-related, tax services or, to the extent permitted by law, other services—that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2007 and stockholders are being asked to ratify such appointment.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast in person or by proxy at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL 3

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
TO INCLUDE SECURITIES OWNERSHIP RESTRICTION PROVISIONS
IN CONNECTION WITH THE REQUIREMENTS OF OUR GAMING BUSINESSES

Introduction

The Board of Directors has determined that it is advisable and in the best interests of the Company to amend the Restated Certificate of Incorporation to add a new article that would require all debt and equity securities of the Company to be held subject to suitability standards, qualifications and requirements of the gaming authorities that regulate the operation and conduct of the businesses of the Company or any of its affiliates and in accordance with the requirements of all applicable gaming laws.

The lottery, pari-mutuel and other gaming industries in which we operate have extensive requirements that regulate the process for awarding contracts, issuing licenses and conducting business activities in various jurisdictions. The regulators in these industries typically require us, our officers and directors and our principal shareholders (generally persons holding 5% or more of our common stock) to provide detailed background disclosure forms and to submit to suitability reviews as part of the initial process for qualifying to receive an award or license and on an ongoing basis. The failure to provide requested information or otherwise comply with the regulatory process or to meet the suitability standards of a jurisdiction could jeopardize the award of a contract or gaming license or provide grounds for termination of a contract or gaming license. Further, the loss of a contract or license in one jurisdiction may cause our status to come under review in other jurisdictions as well. In light of these regulations and the potential impact on our business, the new article would provide us with the ability to restrict securities ownership by persons who fail to comply with informational or other regulatory requirements under applicable gaming laws, who are found unsuitable to hold our securities by gaming authorities or who could by holding securities cause the Company or any affiliate to fail to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority.

Proposed Amendment to Restated Certificate of Incorporation

The Board of Directors adopted resolutions on January 16, 2007 recommending a new Article Tenth be added to the Restated Certificate of Incorporation, stating the advisability of such amendment and calling for submission of such amendment for approval by stockholders.

The following is the text of the proposed Article Tenth of the Restated Certificate of Incorporation:

To enable the Corporation or any Affiliate (as such term is hereinafter defined) to secure and maintain in good standing all licenses, contracts, franchises and other regulatory approvals related to the operation of gaming and related businesses now or hereafter engaged in by the Corporation or any Affiliate within or without the United States of America, which licenses, contracts, franchises or other approvals are conditioned upon some or all of the holders of the Corporation’s Securities (as hereinafter defined) possessing prescribed qualifications, the following provisions shall apply:

(A)  All Securities of the Corporation shall be held subject to the suitability standards, qualifications and requirements of the Gaming Authorities (as hereinafter defined) that regulate the operation and conduct of the businesses of the Corporation or any Affiliate and in accordance with the requirements of all applicable Gaming Laws (as hereinafter defined). If any person (as hereinafter defined) that holds Securities of the Corporation is determined to be a Disqualified Holder (as hereinafter defined), then such holder shall, if the Corporation so elects (unless otherwise required by any Gaming Law or Gaming Authority):

(1)   dispose of such interest in the Corporation within the 60-day period commencing on the date the Corporation gives the holder notice of such holder’s unsuitability or disqualification and requiring such disposition (or an earlier time if so required by any Gaming Authority or any Gaming Law); or

(2)   at the option of the Corporation, sell any or all such Securities to the Corporation on the date specified in the notice given by the Corporation to the holder, which date may not be less than 30 days after notice is given, at a price equal to the Redemption Price (as hereinafter defined).

(B)  Notice to a Disqualified Holder under paragraph (A)(1) or (2) of this ARTICLE TENTH shall be delivered in writing by personal delivery, mailing it to the address shown on the Corporation’s books and records or any other reasonable means and shall be deemed effective on the date given (the “Notice Date”). Failure of the Corporation to provide such notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights under this Article.

(C)  If the Corporation intends to redeem Securities in accordance with paragraph (A)(2) of this ARTICLE TENTH, the notice shall specify the Securities to be redeemed, the date, time and place when such redemption will be consummated, which date in no event will be earlier than 30 days after the date of such notice, and the Redemption Price (it being sufficient for the purposes of this ARTICLE TENTH for the Corporation to indicate generally that the price will be determined in accordance with paragraphs (C) and (J) hereof). If the Corporation gives the notice provided for by the preceding sentence, such notice shall be deemed to constitute a binding agreement on the part of the Corporation to redeem, and on the part of the person notified to sell, the Securities referred to in such Notice in accordance with this ARTICLE TENTH.

(D)  The operation of this ARTICLE TENTH shall not be stayed by an appeal from a determination of any Gaming Authority.

(E)  Commencing on the Notice Date, the Disqualified Holder shall not be entitled to receive payments of dividends or interest upon any Securities of the Corporation held by such Disqualified Holder or exercise, directly or indirectly, any voting or other rights conferred by the Corporation’s Securities upon the holders thereof.

(F)   The Board of Directors shall have the power to determine, on the basis of information known to the Board after reasonable inquiry, all questions arising under this ARTICLE TENTH, including, without limitation (1) whether a person is a Disqualified Holder, (2) whether a Disqualified Holder has disposed of Securities pursuant to paragraph (A) of this ARTICLE TENTH and (3) the amount of Securities held directly or indirectly by any person. Any such determination shall be binding and conclusive on all such persons.

(G)  The Corporation shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this ARTICLE TENTH, and each holder of Securities of the Corporation shall be deemed to have acknowledged by acquiring or retaining Securities of the Corporation that failure to comply with this ARTICLE TENTH will expose the Corporation to irreparable injury for which there is no adequate remedy at law and that the Corporation is entitled to injunctive relief to enforce the provisions of this ARTICLE TENTH.

(H)  A Disqualified Holder shall indemnify the Corporation and its Affiliates for any and all direct or indirect costs, including attorneys’ fees, incurred by the Corporation or any of its Affiliates as a result of such holder’s continuing ownership of, or failure to divest, the Securities.

(I)    Any person to whom a redemption notice is given pursuant to the provisions of this ARTICLE TENTH shall have the burden of establishing to the satisfaction of the Corporation the dates on which and Purchase Price at which such person acquired the Securities subject to such notice.

(J)   For the purposes of this ARTICLE TENTH:

(1)   “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified (including any direct or indirect subsidiary of such person). For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to a person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this ARTICLE TENTH, the term “Affiliate” shall also include any joint venture, minority-owned entity or other enterprise in which the Corporation or any of its Affiliates has any direct or indirect interest.

(2)   “Disqualified Holder” means any holder of the Corporation’s Securities: (i) who is requested or required pursuant to any Gaming Law to appear before, or submit to the jurisdiction of, or provide information to, any Gaming Authority and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time, (ii) who is determined or shall have been determined by any Gaming Authority not to be suitable or qualified with respect to holding Securities of the Corporation, or (iii) whose holding of Securities may result, in the judgment of the Board of Directors, in the failure of the Corporation or any Affiliate to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval with respect to the operation or conduct of the business of the Corporation or any of its Affiliates from a Gaming Authority which conditions approval upon holders of the Corporation’s Securities possessing prescribed qualifications.

(3)   “Gaming Authority” means any government, court, or federal, state, local, international or foreign governmental, administrative or regulatory or licensing body, agency, authority or official, which regulates or has authority over, including to issue or grant a license, contract, franchise or regulatory approval, any form of gaming activities (or proposed gaming activities) or related activities conducted by the Corporation or any of its Affiliates, including, without limitation, lottery, pari-mutuel wagering, sports wagering and video gaming activities.

(4)   “Gaming Law” means any federal, state, local, international or foreign law, statute, order, ordinance or interpretation pursuant to which any Gaming Authority possesses or asserts regulatory or licensing authority over gaming and related activities.

(5)   A “person” means any individual, firm, corporation, limited liability company, trust or other entity.

(6)   “Purchase Price” means the price paid to acquire a Security, exclusive of commissions, taxes and other fees and expenses, adjusted for any stock split, stock dividend, combination of shares or similar event.

(7)   “Redemption Price” means a price equal to the lesser of (1) the average closing sale price of such Securities as reported for composite transactions in securities listed on the principal trading market on which such Securities are then listed or admitted for trading during the 30 trading days preceding the Notice Date or, if such Securities are not so listed or traded, at the fair value of the Securities determined in good faith by the Board of Directors and (2) the holder’s original Purchase Price.

(8)   “Securities” means any shares of capital stock, bonds, notes, convertible debentures, warrants or other instruments that represent a share in the equity of the Corporation, a debt owed by the Corporation or the right to acquire any of the foregoing.

Purpose and Effect of the Proposed Amendment

The purpose of the new Article Tenth is to enable the Company and its affiliates to secure and maintain in good standing all licenses, contracts, franchises and other regulatory approvals related to the operation of gaming and related businesses, which licenses, contracts, franchises or other approvals are conditioned upon some or all of the holders of the Company’s debt and equity securities possessing prescribed qualifications. The amendment would enable us to require a holder determined to be a “Disqualified Holder,” as defined above, to divest such holder’s interest or, at our option, redeem such holder’s interest in such securities. In such event, the disposition or redemption of the holder’s securities may occur at prices below what the holder would otherwise receive if permitted to continue to hold the securities or if the holder were able to dispose of such securities at then current market prices.

Approval of the amendment to the Restated Certificate of Incorporation requires the affirmative vote of a majority of the shares entitled to vote at the meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL

OTHER MATTERS

We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies at a fee of $5,500 plus reimbursement of reasonable out-of-pocket costs and expenses.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the next annual meeting of stockholders, it must be received at our principal executive offices, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attention: Secretary, not later than December     , 2007. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, that permit them to prove the date of delivery.

If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under Exchange Act, we must receive notice of such proposal at the address given above by March     , 2008, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year’s annual meeting. If the Board changes the date of next year’s annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice under Item 5 in our earliest possible quarterly report on Form 10-Q or, if that is impracticable, by any means reasonably calculated to inform the stockholders.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors IRA H. RAPHAELSON Vice President, General Counsel and Secretary

Dated: April     , 2007

SCIENTIFIC GAMES CORPORATION

750 Lexington Avenue, 25th Floor, New York, New York 10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS — JUNE 7, 2007

The undersigned hereby appoints Ira H. Raphaelson and DeWayne E. Laird, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock of Scientific Games Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Games Corporation to be held at the Regency Hotel, 540 Park Avenue, New York, New York at 10:00 a.m., on Thursday, June 7, 2007, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SCIENTIFIC GAMES CORPORATION

June 7, 2007

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	COMPANY NUMBER
-OR-
TELEPHONE - Call 1-800-PROXIES (1-800-776 9437) and follow the recorded instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
-OR-
MAIL - Complete, sign, date and mail your proxy card in the enclosed postage-paid envelope.

You may enter your voting instructions at www.voteproxy.com or 1-800-PROXIES up until 11:59 PM Eastern Time the day before the meeting date.

            Please detach along perforated line and mail in the envelope provided ONLY IF you are not voting by Internet or telephone.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 and 3.
PLEASE COMPLETE, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:					FOR ☐	AGAINST ☐	ABSTAIN ☐
2. Ratification of Deloitte & Touche LLP as independent
auditor for the fiscal year ending December 31, 2007.

		NOMINEES: A. Lorne Weil Peter A. Cohen Gerald J. Ford Howard Gittis Ronald O. Perelman Michael J. Regan Barry F. Schwartz Eric M. Turner Sir Brian G. Wolfson Joseph R. Wright. Jr.		3. Approval of amendment to Restated Certificate of Incorporation to include securities ownership restriction provisions in connection with the requirements of our gaming businesses.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FROM ALL NOMINEES			4.On such other matters as may properly come before the meetings.

☐	FOR ALL EXCEPT (See instruction below)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of all the nominees for director listed in Proposal 1, FOR Proposals 2 and 3 and, in accordance with the judgment of the Proxies, for or against any other matters that may properly come before the meeting.

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of any such nominee(s) in the space provided below:

Please check if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above.			☐

Signature		Date:	Signature	Date:

Note: Please sign exactly as your name(s) appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian or in other representative capacity, please give full title as such.